EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the  incorporation by reference in the  Registration  Statement on
Form S-8 under the Securities Act of 1933 of Basic Empire Corporation, covering the Employee Compensation Plan of Basic Empire Corporation, of our independent auditor's report dated January 9, 2004 on the balance sheets of Basic Empire Corporation (SEC File No. 0-49608) as of December 31, 2003 and 2002 and the
related   statements  of  operations   and   comprehensive   loss,   changes  in
shareholders' equity and cash flows for the years ended December 31, 2003 and 2002, respectively, which report appears in the 2003 Annual Report on Form 10-KSB of Basic Empire Corporation.


                                                        /s/ S. W. Hatfield, CPA
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                                                       S. W. HATFIELD, CPA
Dallas, Texas
October 25, 2004